State Street Corporation First-Quarter 2015 Financial Highlights April 24, 2015 Exhibit 99.3

2 Forward-Looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its first-quarter 2015 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference. This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to April 24, 2015. In particular, in the first quarter of 2015, we increased from $185 million to $335 million our legal accrual associated with indirect foreign exchange matters. This accrual reflects continued negotiations in connection with our intention to seek to resolve the outstanding claims asserted in the United States against us by federal governmental entities and civil litigants with regard to our indirect foreign exchange client activities. As of March 31, 2015, our total accrued reserve associated with these matters was $335 million. There can be no assurance that we will reach settlements in these matters or that the cost of any settlements or other resolutions of these matters will not materially exceed our accrual. Our current efforts, even if successful, may not address all of our potential legal exposure arising out of our indirect foreign exchange client activities, and other claims, which may be material, could be asserted against us. An adverse outcome with respect to one or more claims relating to our indirect foreign exchange client activities could have a material adverse effect on our reputation, on our consolidated results of operations for the period in which the adverse outcome occurs (or an accrual is determined to be required), or on our consolidated financial condition. Important factors that may also affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our abi lity to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2014 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, April 24, 2015, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 1 Long-term goals presented on an operating-basis, a non-GAAP presentation, and do not reflect the near- term expectations. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. Focused strategy supports long-term financial goals LONG-TERM SHAREHOLDER VALUE BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE, INNOVATION AND RISK EXCELLENCE Operating-Basis1 Financial Goals: Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15%

Summary of GAAP-Basis Results

$ in millions, except per share data	1Q14	2Q14	3Q14	4Q14	1Q15	% change vs 1Q15: 1Q14	% change vs 1Q15: 4Q14
Revenue	$ 2,485	$ 2,598	$ 2,582	$ 2,630	**$ 2,605**	4.8%	(1.0%)
Expenses	2,028	1,850	1,892	2,057	**2,097**	3.4	1.9
Earnings per share (EPS)	0.81	1.38	1.26	1.12	**0.90**	11.1	(19.6)
Return on average common equity (ROE)	7.2%	11.9%	10.6%	9.4%	**7.9%**		
Net interest margin - fully tax equivalent basis (NIM)	1.30	1.17	1.12	1.09	**1.06**		
Pre-tax operating margin	18.3	28.7	26.6	21.6	**19.3**		
Average diluted common shares outstanding (in thousands)	438.8	435.3	429.7	424.3	**418.8**		

- In each of the past three fiscal quarters (including 1Q15), we announced charges (due to pre-tax legal accruals recorded in those quarters) to increase our legal reserve associated with indirect foreign exchange matters. We increased this accrual to $335M as of March 31, 2015:
  - 1Q15 results included pre-tax and after-tax charges of $150M, $0.36 per share
  - 4Q14 results included pre-tax charges of $115M, after-tax charges of $92M, $0.22 per share
  - 3Q14 results included pre-tax charges of $70M, after-tax charges of $53M, $0.12 per share

4

STATE STREET

5 GAAP-Basis Revenue $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 1Q14 4Q14 Servicing fees 1,238$ 1,288$ 1,302$ 1,301$ 1,273$ 2.8% (2.2)% Management fees 292 300 316 299 301 3.1 0.7 Trading services 253 260 278 293 324 28.1 10.6 Securities finance revenue 85 147 99 106 101 18.8 (4.7) Processing fees and other 56 44 17 57 61 8.9 7.0 Total fee revenue 1,924 2,039 2,012 2,056 2,060 7.1 0.2 Net interest revenue (NIR) 555 561 570 574 546 (1.6) (4.9) Net gain/(loss) related to investment securities 6 (2) - - (1) nm nm Total revenue 2,485$ 2,598$ 2,582$ 2,630$ 2,605$ 4.8% (1.0%) % change vs 1Q15 nm – not meaningful.

6 GAAP-Basis Expenses $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 1Q14 4Q14 Compensation and employee benefits 1,157$ 978$ 953$ 972$ 1,087$ (6.1%) 11.8% Information systems and communications 244 244 242 246 247 1.2 0.4 Transaction processing services 191 193 199 201 197 3.1 (2.0) Occupancy 114 115 119 113 113 (0.9) - Acquisition and restructuring costs 33 28 20 52 6 (81.8) (88.5) Other 289 292 359 473 447 54.7 (5.5) Total expenses 2,028$ 1,850$ 1,892$ 2,057$ 2,097$ 3.4% 1.9% % change vs 1Q15

7 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. State Street’s 2Q15 common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Progress in 1Q15 on key priorities: growing revenue, managing expenses and returning capital to shareholders • EPS: – Operating-basis EPS1 of $1.17 increased 18% from 1Q14 and decreased 15% from 4Q14 – Compared to 4Q14, pre-tax expenses and EPS included an incremental $137M, or $0.23 per share (down from $146M in 1Q14), primarily associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes • Revenue: – Operating-basis total revenue1 increased 5% from 1Q14 and decreased 2% from 4Q14 – Operating-basis total fee revenue1 increased 7% from 1Q14 and decreased 1% from 4Q14 • Expenses: – Operating-basis total expenses1 increased 1% from 1Q14 and 3% from 4Q14 • Income Taxes: – Operating-basis effective tax rate1 of 28.4% decreased 280 bps from 1Q14 and 10 bps from 4Q14 • Capital: – Purchased approximately $470M of our common stock, completing our March 2014 common stock purchase program authorizing the purchase of up to $1.7B through March 31, 2015 – Declared a common stock dividend during the quarter of $0.30 per share – Announced up to $1.8B in common stock purchases between April 1, 2015 and June 30, 2016 and our intention to increase our quarterly common stock dividend to $0.34 per share in 2Q152 1Q15 Operating-Basis (Non-GAAP) Financial Highlights1

8 Solid growth in operating-basis EPS1 from 1Q14 to 1Q15 driven by revenue growth and impact of share buyback 1.17 1.371.351.39 0.99 1Q15 vs 1Q14 +18.2% 1Q15 4Q14 3Q14 2Q14 1Q14 Operating-Basis EPS1 ($) 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis (Non-GAAP) Results1 • EPS decreased in 1Q15 from 4Q14 primarily driven by the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes

Operating-basis revenue[1] growth from 1Q14 to 1Q15 driven by strong fee revenue growth despite stronger U.S. dollar

Operating-Basis (Non-GAAP) Results[1]

Operating-Basis Revenue[1] ($M)



1Q15 vs 1Q14
4.6%
1Q15 vs 4Q14
-1.7%
1Q15 vs 1Q14
1Q15 vs 4Q14
2,559
2,676
2,678
2,724
2,677
1,981
2,137
2,113
7% (1)%
572
587
565
(1)% (4)%
6
0
-1
1Q14
2Q14
3Q14
4Q14
1Q15
Total fee revenue
NIR
Net gain/(loss) related to investment securities

Notable items in 1Q15:

- Money market fee waivers of $10.7M
- Performance fees of $1.5M

Notable variances 1Q15 vs 1Q14:

- Servicing fees were ***up 3%*** primarily due to net new business and stronger U.S. equity markets, partially offset by the impact of the stronger U.S. dollar
- Management fees were ***up 3%*** primarily due to net new business and stronger U.S. equity markets, partially offset by the impact of the stronger U.S. dollar
- Foreign exchange trading revenue was ***up 51%*** due to higher volatility and volumes
- Securities finance revenue was ***up 19%*** primarily due to new business from enhanced custody and higher volumes

Notable variances 1Q15 vs 4Q14:

- Servicing fees were ***down 2%*** primarily due to the impact of stronger U.S. dollar, partially offset by stronger global equity markets
- Management fees were relatively ***flat*** as positive revenue contributions from net new business and higher markets were offset by the impact of the stronger U.S. dollar
- Foreign exchange trading revenue was ***up 21%*** due to higher volatility and volumes
- Brokerage and other fees were ***down 3%*** primarily due to lower transition management revenue
- Securities finance revenue was ***down 5%*** primarily due to lower spreads
- Processing fees and other revenue were ***down 17%*** primarily due to lower equity earnings from joint ventures and lower revenue associated with tax advantaged investments
- Net interest revenue was ***down 4%*** primarily due to a one-time accelerated loan prepayment recorded in 4Q14, two fewer days in 1Q15 and impact of lower market interest rates, partially offset by higher deposit levels

NOTE: See slide 23 in the Appendix for additional detail.

1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

9

STATE STREET

Operating-basis NIR[1] continues to be challenged in the prolonged low interest-rate environment

Operating-Basis (Non-GAAP) Results[1]

Operating-Basis Average Earning Assets[1] ($B)



1Q15 vs 1Q14
+20.9%
1Q15 vs 4Q14
+0.9%
187
206
218
224
226
1Q14
2Q14
3Q14
4Q14
1Q15

Operating-Basis NIR[1] and NIM[1] ($M, %)



NIM
NIR
NIR
1Q15 vs 1Q14
-1.2%
NIR
1Q15 vs 4Q14
-3.7%
572
575
580
587
565
1.24
1.12
1.06
1.04
1.01
600
400
200
0
2.00
1.00
0.00
1Q14
2Q14
3Q14
4Q14
1Q15

- Average earning assets continued to increase; operating-basis NIM[1] continued to decrease reflecting the impact of lower market interest rates and the increase in low yielding excess deposits
- Continue to expect 2015 operating-basis NIR[1] to perform as described in February 25, 2015 Investor Day presentation under the assumptions noted in that presentation (see the Appendix on slide 20 included with this presentation)

1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

10

STATE STREET

Managing expenses and stronger U.S. dollar limited operating-basis expense[1] growth to 1% from 1Q14 to 1Q15

Operating-Basis (Non-GAAP) Results[1]

Operating-Basis Expenses[1] ($M)



1Q15 vs 1Q14
1.3%
1Q15 vs 4Q14
3.3%
1Q15 vs 1Q14
1Q15 vs 4Q14
1,917
1,818
1,808
1,880
1,942
1,085
962
1,088
244
246
247
191
201
197
114
113
113
283
358
297
0% 13%
1% 0%
3% (2)%
(1)% 0%
5% (17)%
1Q14
2Q14
3Q14
4Q14
1Q15
Compensation and employee benefits
Information systems and communications
Transaction processing services
Occupancy
Other

Notable items in 1Q15:

- $137M in the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes
- $20M in securities processing costs included in other expenses
- $8M in a new bank levy included in other expenses

Notable variances 1Q15 vs 1Q14:

- Compensation and employee benefits expenses were relatively ***flat*** reflecting increased costs to support new business and regulatory initiatives, mostly offset by the benefit of the stronger U.S. dollar
- Transaction processing services expenses were ***up*** primarily due to higher volumes
- Other expenses were ***up*** primarily due to a new bank levy and higher securities processing costs

Notable variances 1Q15 vs 4Q14:

- Compensation and employee benefits expenses were ***up*** primarily due to the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes, partially offset by the impact of the stronger U.S. dollar
- Other expenses were ***down*** primarily due to lower professional services and securities processing costs, expenses associated with our withdrawal from derivatives clearing and execution activities in 4Q14 and an impairment primarily associated with an intangible asset in 4Q14, partially offset by higher regulatory and compliance costs

NOTE: See slide 24 in the Appendix for additional detail.
1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

11

STATE STREET.

12 1 As of period-end where applicable. 2 See Appendix included with this presentation for a description of the investment portfolio. 3 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 4 For additional information, see discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 5 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital. Continue to maintain high-quality balance sheet… 1Q151 Balance Sheet Highlights Investment portfolio2 • Size: $112B • Credit profile: ~91% rated AAA/AA • Fixed-rate/floating-rate mix: 55%/45% • Duration: 1.9 years • Unrealized after-tax mark-to-market (MTM) gain: $699M • Purchases: $7.2 billion with average tax-equivalent yield of 1.73% • Discount accretion remaining related to and expected to accrue over the remaining lives of the former conduit securities3: $343M Interest-rate risk metrics • Economic value of equity (EVE)4 in an up 200 bps shock to quarter-end interest rate levels hypothetical scenario: (13.4)% of total regulatory capital5 • Unrealized after-tax MTM loss sensitivity in an up 100 bps shock to quarter-end interest rate levels hypothetical scenario: approximately $1.2B after-tax Senior secured bank loans • Size: $2.7B • Floating rate • Credit: primarily BB/B • Provision for loan losses in 1Q15: $4M • Total allowance for loan losses: ~$41M

…and remain well-capitalized

1Q15 Quarter-End Capital[1] Positions

	4Q14	1Q15
Basel III Ratios[2,3]:		
Common equity tier 1 ratio (advanced approaches)	12.5%	12.1%
Common equity tier 1 ratio (standardized approach)	10.8%[2]	10.4%
Tier 1 leverage ratios:		
State Street Corporation	6.4%	5.8%
State Street Bank and Trust Company	5.8%	5.6%
Supplementary leverage ratios[4]:		
State Street Corporation	5.7%	5.2%
State Street Bank and Trust Company	5.1%	5.0%
Estimated pro forma fully phased-in Basel III ratios:		
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (advanced approaches)[2,5]	11.5%	11.5%
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (standardized approach)[2,5]	9.9%	9.8%
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[4,5]		
State Street Corporation	5.1%	4.9%
State Street Bank and Trust Company	4.8%	4.8%

- 1Q15 common equity tier 1 ratios decreased from 4Q14 primarily due to the impact of an additional year's phase-in and legal accrual related to foreign exchange matters
- 1Q15 supplementary leverage ratio for State Street Corporation decreased from 4Q14 primarily due to the impact of an additional year's phase-in, larger balance sheet and legal accrual related to foreign exchange matters

13

See Appendix on slide 21 included with this presentation for footnotes 1 to 5.

STATE STREET.

14 1 State Street’s 2Q15 common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant time. Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including, market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. Returning capital to shareholders remains a priority and execution of our balance sheet strategy is ongoing • In March 2015 we received a non-objection on our Comprehensive Capital Analysis and Review (CCAR) 2015 capital plan: – Intention to increase quarterly common stock dividend to $0.34 from $0.301 per share in 2Q15 – Up to $1.8 billion in common stock purchases between April 1, 2015 and June 30, 20161 • Our near-term binding constraints are leverage ratios: – Dodd-Frank Act Stress Test (DFAST) 2015 and CCAR 2015 results highlighted tighter leverage constraints than previous years – Growth in balance sheet largely contributing to this constraint – Plan to issue approximately $750M of preferred equity to support leverage ratios in 2015 • No change to our target common equity tier 1 ratio of 10%: – Continue to actively manage to the target by optimizing risk weighted assets and other balance sheet actions • Prudently planning capital actions to be compliant with future phased in regulatory requirements

15 1 See slides 18-20 in the Appendix for further description and related assumptions. Includes operating-basis (non-GAAP) financial information. Operating-basis financial information and financial outlook is a non- GAAP presentation. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. Continue to focus on 2015 goals to deliver shareholder value in a challenging environment • 1Q15 operating-basis results1 driven by strong fee revenue, solid expense management and a favorable tax rate • Continue to focus on key priorities: – Delivering value-added solutions to our clients – Investing in growth initiatives – Diligently managing expenses – Returning capital to shareholders • 2015 outlook1 unchanged from Investor Day: – Expecting full-year 2015 operating-basis total fee revenue growth of 4%-7% compared to 2014 – Expecting operating-basis total fee revenue growth to outpace operating-basis expense growth by at least 200 basis points compared to 2014: – Assumes that 4%-7% operating-basis total fee revenue growth objective is achieved – Expecting that NIR headwinds are likely to continue as illustrated in the interest rate and deposit scenarios outlined on slide 20 – Expecting an operating-basis effective tax rate of 30%-32%, which was 29% in 2014

16 Q&A

17 Appendices Illustrative scenarios referenced by slides 10 and 15 Slide 18-20 Footnotes to slide 13 Slide 21 Operating-Basis (Non-GAAP) results Slide 22-24 Investment portfolio Slide 25-28 Definition of metrics Slide 29 Non-GAAP measures and capital ratios Slide 30

2015 Outlook[1]

Strong growth in our fee revenue, partially offset by the impact of low interest rates and a higher effective tax rate

- Aiming for full-year 2015 operating-basis total fee revenue[1] growth of 4%-7% compared to 2014:
  - Equity market assumptions for full-year 2015 based on:

S&P 500			15E vs 14	EAFE			15E vs 14
2013 Year End: 1850	2014 Year End: 2060	2015 Estimated Year End: 2160	4.9%	2013 Year End: 1915	2014 Year End: 1775	2015 Estimated Year End: 1830	3.1%
2014 Average: 1931	2015 Estimated Average: 2050		6.2%	2014 Average: 1888	2015 Estimated Average: 1850		(2.0)%

  - Foreign exchange assumptions using the forward curve as of January 15, 2015 assume that the exchange rates will remain with January 15, 2015 levels; resulting assumptions for U.S. dollar to EUR exchange rate and U.S. dollar to Pound Sterling are shown below as examples:

USD vs EUR			15E vs 14	USD vs GBP			15E vs 14
2013 Year End: 1.37	2014 Year End: 1.20	2015 Estimated Year End: 1.16	(3.3)%	2013 Year End: 1.67	2014 Year End: 1.56	2015 Estimated Year End: 1.51	(3.2)%
2014 Average: 1.32	2015 Estimated Average: 1.16		(12.1)%	2014 Average: 1.65	2015 Estimated Average: 1.51		(8.5)%

- Expecting that NIR headwinds are likely to continue as illustrated in the interest rate and deposit scenarios outlined on slide 20
- Expecting an operating-basis effective tax rate[1] of 30%-32%, which was 29% in 2014

1 Includes impact of expected currency and market changes. Operating-basis (non-GAAP) financial information, where noted. Operating-basis financial outlook is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

18

STATE STREET.

19 1 Includes operating-basis (non-GAAP) financial information, where noted. Operating-basis financial targets are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 See slide 18 for related assumptions. 3 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. 2015 Outlook1 • Expense management remains a priority; while there continues to be upward pressure on regulatory compliance costs, our focus will be on: – Controlling expenses and driving further efficiencies – Expanding our capabilities to meet increasing regulatory expectations – Supporting new business growth, including information technology costs – Continuing to fund growth initiatives • Expect operating-basis total fee revenue1 growth to outpace operating-basis expense1 growth by at least 200 basis points compared to 2014: – Assumes that 4%-7% operating basis total fee revenue1 growth objective is achieved2 • Positive operating leverage3 remains a long-term goal; our near-term ability to achieve the goal is likely predicated on higher market interest rates for a significant portion of 2015 Expense management remains a priority

20 Static Scenario Rising Scenario Primary Drivers2 State Street Operating-basis NIR1 $2.07B-$2.17B $2.15B-$2.25B • Short-term and long-term interest rates • Foreign exchange rates • Deposit levels • Regulatory expectations • Geographic and business mix Interest Rate Path Static from December 31, 2014 levels • First administered rate hike: − U.K.: August 2015 − U.S.: December 2015 • Increases of 0.25% per quarter thereafter • No change in European Central Bank (ECB) rates • 1 month and 3 month LIBOR rate increases in advance of rate hikes • Economic outlook • Geopolitical environment USD Deposits at State Street Minimal change from end of 2014 Modest decline relative to 2014 year- end levels as rates rise • U.S. short-term rates • Alternative short-term investment choices Euro Deposits at State Street Minimal change from end of 2014 • Euro short-term rates • Further ECB actions • Levels of competitor deposit charges 1 Includes operating-basis (non-GAAP) financial information, where noted. Operating-basis financial targets are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non- GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Underlying interest rate and deposit level assumptions are as presented on this slide 20 under the Static Scenario and the Rising Scenario, as applicable. Underlying foreign exchange rate and equity market assumptions are as presented on slide 18. For all other primary drivers, assumptions reflect actual levels and other data, including State Street’s expectations and interpretations, as of year-end 2014. 2015 Outlook1 Illustrative Scenarios As illustrated below, operating-basis NIR1 likely to decline in 2015 from 2014

21 Footnotes to slide 13 1Unless otherwise specified, all capital ratios referenced on slide 13 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. Refer to the addendum linked to this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios presented on slide 13. All capital ratios are presented as of quarter-end. The advanced approaches-based ratios (actual and estimated) presented in this presentation reflect calculations and determinations with respect to our capital and related matters, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by us for those purposes as of the respective date of each ratio’s first public announcement. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and these advanced systems may not, individually or collectively, precisely represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 2Provisions of the Basel III final rule, issued by U.S. banking regulators in July 2013, become effective under a transition timetable which began on January 1, 2014. We have used the advanced approaches provisions provided in the Basel III final rule to calculate our regulatory capital ratios beginning with the second quarter of 2014. Beginning with the first quarter of 2015, we began to also use the standardized approach provisions provided in the Basel III final rule to calculate our regulatory capital ratios. Prior to the first quarter of 2015, the lower of our regulatory capital ratios calculated under the Basel III advanced approaches and those ratios calculated under the transitional provisions of Basel III were applied in the assessment of our capital adequacy for regulatory purposes. Beginning in the first quarter of 2015, capital ratios calculated under the Basel III standardized approach replaced the transitional ratios in the assessment of our capital adequacy for regulatory purposes. Common equity tier 1 ratio as of December 31, 2014 under the standardized approach framework was calculated on an estimated pro forma basis, representing a preliminary estimate by State Street, calculated in conformity with the standardized approach provisions of the Basel III final rule, based on our interpretations of the Basel III final rule as of January 23, 2015 and as applied to our businesses and operations as of December 31, 2014. 3Capital for the common equity tier 1 and tier 1 leverage ratios as of December 31, 2014 and March 31, 2015 was calculated in conformity with the transitional provisions of the Basel III Final Rule. Risk weighted assets for the advanced approaches and standardized approach were calculated in accordance with the advanced approaches and standardized approach provisions as prescribed in the Basel III final rule, respectively. 4In 2014, U.S. banking regulators issued final rules implementing a supplementary leverage ratio, or SLR, for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank. We refer to these final rules as the SLR final rule. Under the SLR final rule, upon implementation as of January 1, 2018, (i) State Street Bank must maintain an SLR of at least 6% to be well capitalized under the U.S. banking regulators’ Prompt Corrective Action framework and (ii) if State Street maintains an SLR of at least 5%, it is not subject to limitations on distribution and discretionary bonus payments under the SLR final rule. Beginning with reporting for March 31, 2015, State Street is required to include SLR disclosures with its other Basel disclosures. Supplementary leverage ratios as of December 31, 2014 are preliminary estimates by State Street presented on a pro forma basis, calculated based on our interpretations of the SLR final rule as of January 23, 2015 and as applied to our businesses and operations as of December 31, 2014. Estimated pro forma fully phased-in supplementary leverage ratios as of March 31, 2015 are preliminary estimates by State Street, calculated based on our interpretations of the SLR final rule as of April 24, 2015 and as applied to our businesses and operations as of March 31, 2015. 5The estimated pro forma fully phased-in Basel III common equity tier 1 ratios (advanced approaches and standardized approach) and the estimated pro forma fully phased-in supplementary leverage ratios as of December 31, 2014 and March 31, 2015 (as the case may be) are preliminary estimates by State Street, calculated, as applicable, in conformity with the advanced approaches or standardized approach provisions, as the case may be, in the Basel III final rule, based on our interpretations of the Basel III final rule and the SLR final rule, as of January 23, 2015 and April 24, 2015, respectively, and as applied to our businesses and operations as of December 31, 2014 and March 31, 2015, respectively. The Basel III advanced approaches used both in the calculation of the common equity tier 1 ratio and the SLR will be fully phased in as of January 1, 2019 and January 1, 2018, respectively, as per Basel III phase-in requirements for capital. Refer to the addendum linked to this presentation for reconciliations of these ratios.

22 1 Results presented on an operating-basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. Summary of Operating-Basis (Non-GAAP) Results1 $ in millions, except per share data 1Q14 2Q14 3Q14 4Q14 1Q15 1Q14 4Q14 Revenue 2,559$ 2,676$ 2,678$ 2,724$ 2,677$ 4.6% (1.7%) Expenses 1,917 1,818 1,808 1,880 1,942 1.3 3.3 EPS 0.99 1.39 1.35 1.37 1.17 18.2 (14.6) ROE 8.8% 11.9% 11.4% 11.6% 10.4% NIM 1.24 1.12 1.06 1.04 1.01 Pre-tax operating margin 25.0 32.0 32.4 30.8 27.3 Operating leverage 331 bps (503) bps Average diluted common shares outstanding (in thousands) 438.8 435.3 429.7 424.3 418.8 % change vs 1Q15

23 1 Results presented on an operating-basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. Operating-Basis (Non-GAAP) Revenue1 $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 1Q14 4Q14 Servicing fees 1,238$ 1,288$ 1,302$ 1,301$ 1,273$ 2.8% (2.2)% Management fees 292 300 316 299 301 3.1 0.7 Trading services 253 260 278 293 324 28.1 10.6 Securities finance revenue 85 147 99 106 101 18.8 (4.7) Processing fees and other 113 108 103 138 114 0.9 (17.4) Total fee revenue 1,981 2,103 2,098 2,137 2,113 6.7 (1.1) Net interest revenue (NIR) 572 575 580 587 565 (1.2) (3.7) Net gain/(loss) related to investment securities 6 (2) - - (1) nm nm Total revenue 2,559$ 2,676$ 2,678$ 2,724$ 2,677$ 4.6% (1.7)% % change vs 1Q15 nm – not meaningful.

24 1 Results presented on an operating-basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. Operating-Basis (Non-GAAP) Expenses1 $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 1Q14 4Q14 Compensation and employee benefits 1,085$ 974$ 955$ 962$ 1,088$ 0.3% 13.1% Information systems and communications 244 244 242 246 247 1.2 0.4 Transaction processing services 191 193 199 201 197 3.1 (2.0) Occupancy 114 115 119 113 113 (0.9) - Other 283 292 293 358 297 4.9 (17.0) Total operating-basis expenses 1,917$ 1,818$ 1,808$ 1,880$ 1,942$ 1.3% 3.3% % change vs 1Q15

25 Investment portfolio consists of government & agency, structured securities and unsecured credit Balances as of March 31, 2015 Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans Organization for Economic Cooperation and Development (OECD) governments Federal Family Education Loan Program (FFELP) student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $56 billion $39 billion $17 billion

Investment portfolio has high quality assets

Investment Portfolio Assets[1] ($B)

- 90.7% rated AAA/AA
- Unrealized after-tax mark-to-market (MTM) gain of $699 million[2]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[3]	AAA	AA	A	BBB	<BBB	Not Rated[4]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
03/31/15	$38.8	$44.5	$18.2	$6.7	$2.2	$1.4	$0.1	$111.9	$699
	35%	40%	16%	6%	2%	1%	0%	100%	
12/31/14	$36.4	$45.8	$18.6	$7.2	$2.2	$1.6	$0.1	$111.9	$487
	32%	41%	17%	6%	2%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 3/31/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $653 million, after-tax unrealized gain on securities held to maturity of $103 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(57) million.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

26

STATE STREET.

Investment portfolio has high quality assets across asset classes

Holdings by Asset Class as of March 31, 2015

	Ratings										
	UST/AGY[3]	AAA	AA	A	BBB	<BBB	NR[4]	Book Value ($)[1]	Book Value (% Total)	Unrealized After-tax MTM Gain/(Loss) ($M)[2]	Fixed Rate/ Floating Rate
Government & agency securities	82%	10%	4%	4%	—	—	—	$21.9	19.6%	$81	97% / 3%
Asset-backed securities	—	71%	22%	4%	1%	2%	—	40.6	36.3	160	4% / 96%
Student loans	—	37%	58%	5%	—	—	—	13.9	34.2	(5)	
Credit cards	—	100%	—	—	—	—	—	5.2	12.8	(11)	
Auto & equipment	—	100%	—	—	—	—	—	4.3	10.6	4	
Non-US residential mortgage backed securities	—	84%	6%	5%	1%	4%	—	11.8	29.1	148	
Collateralized loan obligation	—	99%	1%	—	—	—	—	4.2	10.3	51	
Sub-prime	—	3%	3%	23%	21%	50%	—	1.0	2.5	(30)	
Home equity line of credit	—	—	—	100%	—	—	—	0.0	0.0	(1)	
Other	—	—	—	36%	64%	—	—	0.2	0.5	4	
Mortgage-backed securities	88%	9%	—	—	1%	2%	—	23.8	21.3	134	86% / 14%
Agency MBS	100%	—	—	—	—	—	—	20.8	87.4	112	
Non-agency MBS	—	70%	6%	3%	6%	15%	—	3.0	12.6	22	
CMBS	3%	87%	6%	3%	—	1%	—	5.1	4.5	48	64% / 36%
Corporate bonds	—	—	14%	57%	29%	—	—	5.0	4.5	60	96% / 4%
Covered bonds	—	100%	—	—	—	—	—	3.3	2.9	18	21% / 79%
Municipal bonds	—	24%	68%	8%	—	—	—	8.5	7.6	181	99% / 1%
Clipper tax-exempt bonds/other	—	44%	43%	12%	—	—	1%	3.7	3.3	17	21% / 79%
TOTAL PORTFOLIO	35%	40%	16%	6%	2%	1%	0%	$111.9	100.0%	$699	55% / 45%

1. Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.
2. At 3/31/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $653 million, after-tax unrealized gain on securities held to maturity of $103 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(57) million.
3. Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.
4. Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

27

STATE STREET.

28 1 Sovereign debt is reflected in the government agency column. 2 Country of collateral used except for corporates where country of issuer is used; excludes equity securities of approximately $11.0 million. Investment portfolio has high quality assets among Non-U.S. investments Non-U.S. Investment as of March 31, 2015 Average Gov't/ ABS ABS Corporate Covered Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 8.2$ AAA - 5.3 2.1 0.3 0.5 - Australia 4.9 AAA 0.2 2.4 0.6 0.1 0.7 0.9 Netherlands 3.8 AAA - 3.4 0.1 0.1 0.2 - Canada 2.7 AAA 1.9 - - 0.2 0.6 - Germany 2.0 AAA - - 2.0 - - - France 1.2 AAA - 0.1 0.5 0.1 0.5 - Japan 0.8 A 0.8 - - - - - Korea 0.9 AA 0.9 - - - - - Italy 0.5 AA - 0.5 - - - - Norway 0.5 AAA - - 0.1 - 0.4 - Finland 0.3 AAA - - 0.1 - 0.2 - Spain 0.1 BB - 0.1 - - - - Ireland 0.1 B - 0.1 - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.6 AA 0.1 - 0.1 0.2 0.2 - Non-U.S. Investments2 26.7$ 3.9$ 12.0$ 5.6$ 1.0$ 3.3$ 0.9$ U.S. Investments 85.2 TOTAL PORTFOLIO 111.9$ Book Value ($B)Book Value ($B) BBB, 1.8% <BB, 0.6% A, 7.8% BB, 0.9% AAA, 81.7% AA, 7.2% Gov’t/Agency, 14.6% ABS All Other, 21.0% ABS/FRMBS, 44.9% Covered, 12.4% Corporate, 3.7% Other, 3.4%

29 Definition of Metrics Earnings per share (EPS) Net income available to common shareholders divided by average common shares outstanding Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Pre-tax operating margin Income before income tax expense divided by total revenue Net interest margin (NIM) Net interest revenue divided by average earning assets Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis

30 Non-GAAP measures and capital ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.